EXHIBIT 1

                 AGREEMENT OF JOINT FILING

          Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  November 28, 1995

                                                     /s/ Robert M. Pergament
                                                     Robert M. Pergament



                                                     /s/ Gerald B. Cramer
                                                     Gerald B. Cramer



                                                     INGLESIDE COMPANY



                                                     By: /s/ Barry Gray
                              Barry Gray




                                                     /s/ Edward J. Rosenthal
                                                     Edward J. Rosenthal



                                                     GOODNESS GARDENS INC.



                                                     By: /s/ Edward J. Rosenthal
                               Edward J. Rosenthal





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